UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2013

ANTHERA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 25, 2013, Anthera Pharmaceuticals, Inc. entered into an equity underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc., as representative of the several underwriters (the “Underwriters”) named therein, pursuant to which Anthera agreed to issue and sell an aggregate of 60,606,061 shares of our common stock to the Underwriters (the “Offering”).   Under the terms of the Underwriting Agreement, we granted the underwriters a 30-day option to purchase up to an additional 9,090,909 shares of our common stock.  The shares in the Offering were sold at a public offering price of $0.66 per share, and were purchased by the underwriters from us at a price of $0.6204 per share.  We estimate that net proceeds we will receive from the Offering will be approximately $37,347,000, after deducting the underwriters’ commission and discounts and estimated offering expenses payable by us, and assuming no exercise of the underwriters’ option to purchase additional shares from us.

The Offering was made pursuant to Anthera’s effective registration statement on Form S-3 (Registration No. 333-179043), which was previously filed with the Securities and Exchange Commission (“SEC”) and became effective on January 24, 2012, and a final prospectus supplement filed with the SEC.

We expect the Offering to close on or about January 30, 2013, subject to the satisfaction of customary closing conditions.  In the Underwriting Agreement, the Company agrees to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.  A copy of the opinion of Goodwin Procter LLP relating to the validity of the shares issued in the Offering is attached hereto as Exhibit 5.1.

On January 24, 2013, we issued a press release announcing that we had commenced the Offering. On January 25, 2013, we issued a press release announcing that we had priced the Offering. The press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 1.02.  Termination of a Material Definitive Agreement.

On January 24, 2013, Anthera delivered notice of termination of the At Market Issuance Sales Agreement with MLV & Co. LLC dated as of November 8, 2012.  The at-the-market offering facility is therefore no longer available for use.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

1.1                  Underwriting Agreement, dated as of January 25, 2013, among Anthera Pharmaceuticals, Inc. and the underwriters named therein

5.1                  Opinion of Goodwin Procter LLP

23.1                Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

99.1                Press release dated January 24, 2013

99.2                Press release dated January 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2013	Anthera Pharmaceuticals, Inc.

	By:	/s/ Christopher P. Lowe
Christopher P. Lowe
Chief Financial Officer